Press Release of Trump Hotels & Casino Resorts, Inc., dated October 21, 2004	Exhibit 99.2

NEWS RELEASE

FOR:	Trump Hotels & Casino Resorts, Inc.

CONTACT:	Scott C. Butera, EVP, Director of Corporate & Strategic Development

(212) 891-1500

FOR RELEASE:	9:00 A.M. (EDT), THURSDAY, OCTOBER 21, 2004

TRUMP HOTELS & CASINO RESORTS AND DONALD J. TRUMP ANNOUNCE

COMPREHENSIVE RECAPITALIZATION PLAN

—Plan Supported by Overwhelming Majority of Bondholders—

—Company Positioned to Capitalize on World-Renowned Trump Brand

and Become Major Player in Gaming Industry—

NEW YORK, NY – Trump Hotels & Casino Resorts, Inc. (“THCR” or the “Company”) (OTCBB: DJTC.OB) announced today that the Company, Donald J. Trump and holders of approximately 57% of Trump Atlantic City Associates’ First Mortgage Notes due 2006 (the “TAC Notes”), approximately 68% of Trump Casino Holdings, LLC’s First Priority Mortgage Notes due 2010 (the “TCH First Priority Notes”) and approximately 81% of Trump Casino Holdings, LLC’s Second Priority Notes due 2010 (the “TCH Second Priority Notes,” and together with the TCH First Priority Notes, the “TCH Notes”) have entered into a support agreement (the “Support Agreement”) in connection with the recapitalization of the Company pursuant to a plan of reorganization (the “Plan”). As part of the Plan, Donald J. Trump, who will remain the Company’s Chairman and Chief Executive Officer, will invest approximately $71.4 million into the recapitalized Company. Mr. Trump’s investment will consist of a $55 million cash equity investment and the conversion of approximately $16.4 million principal amount of TCH Second Priority Notes owned by him into shares of the recapitalized Company’s common stock. Upon consummation of the Plan, Mr. Trump is expected to remain the largest individual stockholder of the Company, with beneficial ownership of approximately 27% of the Company’s common stock.

The Plan calls for an approximately $400 million reduction in the Company’s indebtedness with a reduced interest rate of 8.5%, representing annual interest expense savings of approximately $98 million. The Plan also permits a working capital facility of up to $500 million secured by a first priority lien on substantially all of the Company’s assets (the “Working Capital Facility”), which is expected to allow the Company to refurbish and expand its current properties and permit the Company to enter into new and emerging jurisdictions, among other uses.

Donald J. Trump, the Company’s Chief Executive Officer and Chairman, commented on the Plan, “I have never been more excited about the prospects for our Company. We now have the capacity to significantly expand the Trump brand into the ever-evolving gaming industry. I anticipate THCR achieving the same level of success as my other business and real estate endeavors.” Scott C. Butera, the Company’s Executive Vice President of Corporate and Strategic Development, added, “We are very pleased that we have come to a mutually beneficial agreement with our bondholders which successfully achieves our financial and strategic objectives and provides significant value to our stakeholders. In addition, we have developed strong working relationships with many institutional investors who we hope will continue to support the growth of our operations and brand. We are now positioned to capitalize on the numerous opportunities present in today’s gaming and entertainment industry.” Mr. Butera continued, “The proposed capital structure streamlines our organization and is expected to provide for increased operational efficiencies and financial flexibility. It will also make our Company easier to understand to the public and investment community.”

Under the Plan, the holders of the TAC Notes and the unaffiliated holders of the TCH Notes would exchange their notes (approximately $1.8 billion aggregate principal amount) for an aggregate of approximately $74 million in cash, an aggregate of $1.25 billion principal amount of a new series of 8.5% senior second priority mortgage notes with a ten-year maturity and secured by a lien on substantially all of the Company’s assets, subject to the Working Capital Facility (the “New Notes”), and approximately $395 million of common stock of the Company valued at the same per share purchase price as Mr. Trump’s investment (assuming the unaffiliated stockholders of the Company fully exercise the warrants discussed below).

Existing unaffiliated stockholders of the Company would retain their interests in their current common stock (which would be diluted to 0.05% of the total equity interests of the recapitalized Company and are expected to be reclassified pursuant to a reverse stock split upon consummation of the Plan). The existing unaffiliated stockholders would also receive one-year warrants upon consummation of the Plan to purchase common stock at the same per share purchase price as Mr. Trump’s investment. Proceeds from the exercise of the warrants (as well as any remaining shares of the $50 million of the Company’s common stock reserved for warrant exercises, if not all of the warrants are exercised) would be distributed to the holders of the TAC Notes. If all of the warrants are exercised, the Company’s unaffiliated stockholders would hold approximately 8.3% of the Company’s common stock, the holders of TAC Notes would hold approximately 63.7% of the Company’s common stock and the holders of the TCH First Priority Notes would hold approximately 1.4% of the Company’s common stock, each on a fully-diluted basis.

Houlihan Lokey Howard & Zukin has been serving as the financial advisor to the TAC Noteholders involved in the discussions. David R. Hilty, Managing Director in the Financial Restructuring Group of Houlihan Lokey Howard & Zukin, commented, “This recapitalization puts the Company in a strong financial position with immediate access to significant capital. The TAC Noteholders are enthusiastic to be teaming up with Mr. Trump and to capitalize on the many opportunities generated by the Trump brand.”

Chanin Capital Partners has been serving as the financial advisor to the TCH Noteholders involved in the discussions. “We are pleased that the Company has reached a consensual recapitalization with such a large percentage of its stakeholders. The transaction will position THCR for future growth and expansion,” stated Russell A. Belinsky, Senior Managing Director of Chanin Capital Partners.

Upon consummation of the Plan, the Company is expected to transfer to Mr. Trump the former Trump’s World’s Fair site in Atlantic City, New Jersey and the Company’s 25% interest in the Miss Universe pageant. The Company would also enter into a development agreement with the Trump Organization, pursuant to which the Trump Organization would have a right of first offer to serve as project manager, construction manager and/or general contractor with respect to construction and development projects for casinos and casino hotels and related lodging at the Company’s existing and future properties. Mr. Trump has also agreed to grant the Company and its subsidiaries a new trademark license agreement for use of his name and likeness as well as enter into a services agreement with the Company.

The Support Agreement contemplates that the Company would commence reorganization proceedings by late November 2004 and that the Plan would be confirmed by mid-April 2005 and consummated by May 1, 2005. The Company intends to arrange for up to $100 million interim financing during the proceedings.

Gregg H. Feinstein, Director of Mergers & Acquisitions at Jefferies & Company, who advised the Special Committee of independent Directors of the Company’s Board of Directors, noted, “This transaction is the culmination of a significant effort on the part of many constituencies. The public stockholders will have a compelling opportunity to share in the value which the Company believes will be generated going forward.”

The implementation of the Plan is subject to a number of conditions typical in similar transactions including, among other things, the negotiation of the investment agreement and other documentation relating to the Company’s arrangements with Donald J. Trump, the Plan and accompanying disclosure statement, the indenture governing the New Notes and other transaction documents. The Plan would also be subject to applicable government approvals, including court approval of the Plan and related solicitation materials, gaming authority approvals and other relevant filings. The definitive terms and conditions of the Plan would be outlined in a disclosure statement that would be sent to security holders entitled to vote on the Plan after confirmation by the court.

UBS Investment Bank has been serving as the Company’s financial advisor in connection with the Plan. Tom Benninger, Global Head of UBS’ Restructuring Group, commented, “This transaction was designed to provide many substantial benefits for the Company and its constituents. We are pleased to have been involved in the development of such a promising plan.”

The recapitalized Company intends to apply to have its new common stock listed on the New York Stock Exchange or other national securities exchange upon the consummation of the Plan.

None of the securities proposed to be issued in connection with the Plan (including the New Notes and shares referenced herein or in the term sheet attached to the Support Agreement, which is attached as an exhibit to the Form 8-K described below) have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Company will file shortly after the issuance of this press release a Form 8-K with the Securities and Exchange Commission (the “SEC”), including the Support Agreement, as well as the principal terms of the Plan and this press release as exhibits thereto. Neither the Form 8-K nor the exhibits attached thereto, including this press release, constitute an offer to sell or the solicitation of offers to buy any security or constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Form 8-K and exhibits can be found on the SEC’s website, www.sec.gov, or through the Company’s website, www.trump.com, free of charge.

About the Company:

Through its subsidiaries, THCR owns and operates four properties and manages one property under the Trump brand name. THCR’s owned assets include Trump Taj Mahal Casino Resort and Trump Plaza Hotel and Casino, located on the Boardwalk in Atlantic City, New Jersey, Trump Marina Hotel Casino, located in Atlantic City’s Marina District, and the Trump Casino Hotel, a riverboat casino located in Gary, Indiana. In addition, the Company manages Trump 29 Casino, a Native American owned facility located near Palms Springs, California. Together, the properties comprise approximately 451,280 square feet of gaming space and 3,180 hotel rooms and suites. The Company is the sole vehicle through which Donald J. Trump conducts gaming activities and strives to provide customers with outstanding casino resort and entertainment experiences consistent with the Donald J. Trump standard of excellence. THCR is separate and distinct from Mr. Trump’s real estate and other holdings.

Cautionary Statement Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements.

All statements and other information contained in this release relating to the proposed restructuring, or THCR’s or its subsidiaries’ plans, expectations, estimates, beliefs, performance, trends, operations or financial results, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “would,” “could,” “may” and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of THCR, there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. The forward-looking statements contained in this release were prepared by management and are qualified by, and subject to, significant business, economic, competitive, regulatory and other uncertainties and contingencies (including those pertaining to the currently proposed restructuring), all of which are difficult or impossible to predict and many of which are beyond the control of THCR.

Important factors that could cause actual events or results of the Company to be materially different from the forward-looking statements include the ability of the Company to develop, prosecute, confirm and consummate the Plan (or any significant delay with respect thereto); the negotiation and performance of definitive transaction documents in connection with the Plan; the Company’s ability to obtain the required consents of noteholders and other constituencies to carry out the proposed recapitalization; the proposed investment by Donald J. Trump and Mr. Trump’s role in the recapitalized Company; the negotiation of the potential arrangements with Donald J. Trump in connection with the Plan; court approval of the Company’s first day papers and other motions prosecuted by it from time to time; the risk that certain parties may challenge the enforceability of the Support Agreement in connection with the chapter 11 proceedings; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, or for the appointment of a chapter 11 trustee or to convert the case to a chapter 7 case; the ability of the Company to continue as a going concern; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company’s ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company’s liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; and the ability of the Company to attract and retain customers; licenses and approvals under applicable laws and regulations, including gaming laws and regulations; adverse outcomes of pending litigation or the possibility of new litigation; the Company’s preparation and submission of an application to have its common stock listed on the New York Stock Exchange or other national securities exchange if the Company is successful in its efforts to consummate a recapitalization, and the Company’s ability to obtain such a listing; changes in the competitive climate in which the Company operates; or a broad downturn in the economy as a whole.

Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not differ significantly from the terms expressed in this release.

The forward-looking statements in this release reflect the opinion of the Company’s management as of the date of this release. This Company does not intend, however, to update the statements provided herein prior to its next release or unless otherwise required to do so. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by THCR or any other person that the forward-looking statements contained in the release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.

Additional information concerning the potential risk factors that could affect the Company’s future performance are described from time to time in the Company’s periodic reports filed with the SEC, including, but not limited to, the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. These reports may be viewed free of charge on the SEC’s website, www.sec.gov, or on the Company’s website, www.trump.com.

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